Exhibit 5.1



                               CINDY SHY, P.C.
_____________________________________________________________________________

                        A PROFESSIONAL LAW CORPORATION



                                July 16, 2001

Pacific WebWorks, Inc.
180 South 300 West, Suite 400
Salt Lake City, Utah 84101


     Re:    Pacific WebWorks, Inc.
            Post-effective amendment to Form S-1
            File No. 333-38026

Pacific WebWorks, Inc.:

      We are acting as counsel to Pacific WebWorks, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the above-referenced post-effective amendment on Form S-1 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") on June 19, 2001. The Registration Statement relates to the registration, under the Securities Act of 1933, as amended (the "Act"), of 850,000 common shares, par value $0.001, to be issued by the Company. Capitalized terms used herein and not otherwise defined have the meanings given to them in the Registration Statement.

      This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

      In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Articles of Incorporation of the Company; (ii) certain resolutions and written consents of the Board of Directors of the Company relating to the issuance and registration of the shares (iii) the Registration Statement, and
(iv) such other documents as we have deemed necessary or appropriate as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others. Members of our firm are admitted to the practice of law in the State of Utah, and we express no opinion as to the laws of any other jurisdiction.

      Based on and subject to the foregoing, we are of the opinion that the 850,000 shares to be issued upon exercise of the warrants and paid for upon such exercise, will be duly authorized and validly issued, and fully paid and non-assessable.


_____________________________________________________________________________
       525 South 300 East * Salt Lake City, Utah 84111 * (801) 323-2392

Pacific Webworks, Inc.
July 16,2001
Page 2


      We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Interests of Expert and Counsel" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission.



                                 /s/ Cindy Shy, P.C.
                                 Cindy Shy, P.C.